As filed with the Securities and Exchange Commission on May 16, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Carrizo Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0415919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
500 Dallas Street, Suite 2300 Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

2017 INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.
(Full title of the plan)
Gerald A. Morton
General Counsel
Carrizo Oil & Gas, Inc.
500 Dallas Street, Suite 2300
Houston, Texas 77002
(713) 328-1000
(Name, address, and telephone number, including area code, of agent for service)
With Copies to:
Gene J. Oshman
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Fee
Common Stock (par value $0.01 per share)	6,750,000	$12.02	$81,135,000	$9,834

(1)
This price is estimated under Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely to calculate the registration fee and is based on the average of the high and low prices of the Company’s common stock, par value $0.01 per share (the “Common Stock”) reported on the NASDAQ Global Select Market on May 9, 2019.

REGISTRATION OF ADDITIONAL SECURITIES
Pursuant to General Instruction E on Form S-8, Carrizo Oil & Gas, Inc. files this Registration Statement to register an additional 6,750,000 shares of Common Stock issuable under the 2017 Incentive Plan of Carrizo Oil & Gas, Inc. (the “2017 Plan”), as amended and restated effective as of May 16, 2019. At the annual meeting of shareholders on May 16, 2019, at the Board of Directors’ recommendation, the shareholders approved the amendment and restatement of the 2017 Plan which, among other things, increased the number of shares issuable under the 2017 Plan from 2,675,000 to 9,425,000. Carrizo Oil & Gas, Inc. incorporates by reference in this Registration Statement its previous registration statement (No. 333-218036) on Form S-8 relating to the 2017 Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
EXHIBIT INDEX

Exhibit Number		Exhibit Description
4.1	—
Amended and Restated Articles of Incorporation of Carrizo Oil & Gas, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-29187-87)).

4.2	—
Articles of Amendment to Amended and Restated Articles of Incorporation of Carrizo Oil & Gas, Inc. dated as of June 24, 2008 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 25, 2008 (File No. 000-29187-87)).

4.3	—
Articles of Amendment to Amended and Restated Articles of Incorporation of Carrizo Oil & Gas, Inc. dated as of May 16, 2017 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 16, 2017 (File No. 000-29187-87)).

4.4	—
Composite Articles of Incorporation of Carrizo Oil & Gas, Inc., giving effect to all amendments through May 16, 2017 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 16, 2017 (File No. 000-29187-87)).

4.5	—
Statement of Resolutions Establishing Series of 8.875% Redeemable Preferred Stock of Carrizo Oil & Gas, Inc., effective August 11, 2017 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 11, 2017 (File No. 000-29187-87).

4.6	—
Amended and Restated Bylaws of Carrizo Oil & Gas, Inc., adopted May 23, 2018 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 29, 2018 (File No. 000-29187-87)).

4.7	—	Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-29187)).
4.8	—
2017 Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective as of May 16, 2019 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 16, 2019 (File No. 000-29187-87)).

*5.1	—	Opinion of Baker Botts L.L.P.
*23.1	—	Consent of Ernst & Young LLP
*23.2	—	Consent of KPMG LLP
*23.3	—	Consent of Ryder Scott Company, L.P.
*23.4	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
*24.1	—	Power of Attorney (included on the signature page herein).

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 16, 2019.

Carrizo Oil & Gas, Inc. (Registrant)

By:	/s/ David L. Pitts
David L. Pitts
Vice President and Chief Financial Officer
Each person whose signature appears below appoints S.P. Johnson IV, David L. Pitts, Gerald A. Morton and Gregory F. Conaway, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all pre- and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 16, 2019.

Signature	Title

/s/ S.P. Johnson IV	President, Chief Executive Officer and Director (Principal Executive Officer)
S.P. Johnson IV

/s/ David L. Pitts	Vice President and Chief Financial Officer (Principal Financial Officer)
David L. Pitts

/s/ Gregory F. Conaway	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Gregory F. Conaway

/s/ Steven A. Webster	Chairman of the Board
Steven A. Webster

/s/ F. Gardner Parker	Director
F. Gardner Parker

/s/ Frances Aldrich Sevilla-Sacasa	Director
Frances Aldrich Sevilla-Sacasa

/s/ Thomas L. Carter, Jr.	Director
Thomas L. Carter, Jr.

/s/ Robert F. Fulton	Director
Robert F. Fulton

/s/ Roger A. Ramsey	Director
Roger A. Ramsey

/s/ Frank A. Wojtek	Director
Frank A. Wojtek